Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 8, 2006, accompanying the financial statements and on internal control over financial reporting included in the annual report of AFC Enterprises, Inc. on Form 10-K for the year ended December 25, 2005 which are incorporated by reference in this Registration Statement. We consent to the use of the aforementioned reports in the Registration Statement.
/s/ Grant Thornton LLP
Atlanta, GA
September 1, 2006